Exhibit 10.29.3

SECOND MODIFICATION OF AGREEMENT

WHEREAS, OxySure Systems, Inc. (“OxySure”) and Afritex Medical Products (Pty) Ltd. (“Afritex”) (“OxySure” and “Afritex” jointly, the “Parties”) entered into that certain Note Purchase Agreement (“Note”) dated 3/26/2010 in the principal amount of $270,000; and

WHEREAS, The Parties have agreed that it is in their best interests to modify the terms of the Note.

NOW, WHEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

Section 1 of Exhibit A to the Note Purchase Agreement shall be amended as follows:

Maturity Date.  The then outstanding Principal Amount, together with accrued and unpaid interest thereon as set forth above, or the Optional Conversion Shares (as provided for herein) as the case may be, shall become due on the 630th Day subsequent to the Issue Date (the "Maturity Date"). "Issue Date" means the date of first issuance of this Note as first set forth above.

All other provisions of the Note shall remain unchanged.

Agreed to and accepted:

By: /s/ P. Mphathi Nyewe	/s/ Julian Ross
Mr. P. Mphathi Nyewe, Director Afritex Medical Products (Pty) Ltd.	Mr. Julian Ross, CEO OxySure Systems, Inc.
Date: March 25, 2011	Date: March 25, 2011